Exhibit 16.1


MARGOLIS & COMPANY P.C.
Certified Public Accountants and Business Consultants
--------------------------------------------------------------------------------




September 1, 2009



Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549-7561


Dear Sirs/Madams:

We have read Item 4.01 of ProtoSource Corporation Form 8-K dated September 1, 2009, and have the following comments:

1. We agree with the statements made in the first, third, fourth and seventh paragraphs.

2. We have no basis on which to agree or disagree with the statements made in the second, fifth and sixth paragraphs.


Very truly yours,

/s/ Margolis & Company P.C.
---------------------------
Margolis & Company P.C.







--------------------------------------------------------------------------------
 401 E. City Avenue Suite 600 * Bala Cynwyd, PA 19004 * Tel: (01) 610-667-6250
                    CLE - 1283147.1 * Fax: (01) 610-668-8220

   41 University Drive Suite 400 * Newtown, PA 18940 * Tel: (01) 215-968-5081
                             Fax: (01) 267-757-8742

                      Independent Member BKR International
                                  www.marg.com